SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2017

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Ronald Casciano resigned as a director of the Board of Directors of PAR Technology Corporation (the “Company”) on April 12, 2017. On April 12, 2017, Karen Sammon, Chief Executive Officer and President of the Company and President of Partech, Inc., resigned from these officer positions and as a director of the Company’s Board of Directors, and assumed the position of Chief of Staff of the Company. As of April 12, 2017, the Company no longer has a separate office of Chief Accounting Officer; accordingly, Matt Trinkaus no longer serves as the Company’s Chief Accounting Officer.

(c)           Dr. Donald H. Foley, an independent member of the Company’s Board of Directors since January 1, 2016, has been appointed Chief Executive Officer and President of the Company and President of Partech, Inc., effective April 12, 2017. Prior to his appointment as CEO and President of the Company, Dr. Foley served as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Company’s Board of Directors. Dr. Foley, who is 72 years old, is the sole proprietor of Martingale Consulting, an executive level and strategic, managerial and business development services firm, which Dr. Foley founded in 2011. From 1991 to 2011, Dr. Foley held various senior executive positions at Science Applications International Corporation (“SAIC”, currently Leidos Holdings, Inc.), one of the nation’s largest government contractors, providing scientific, engineering, systems integration and technical services and solutions to all branches of the U.S. Military, agencies of the U.S. Department of Defense (DoD), the intelligence community, the U.S. Department of Homeland Security (DHS) and other U.S. Government civil agencies, as well as to customers in selected commercial markets. At SAIC, Dr. Foley served as Executive Vice President from 2005 to 2011, as Group President of the Research and Intelligence Group from 1991 to 2005, and as a member of the Board of Directors from 2002 to 2007.

Dr. Foley will receive an annual base salary of $460,000, 25% of which will be paid in time vesting restricted stock, that vest ratably monthly; such shares to be granted on the first day of the open trading window following the effective date of Dr. Foley’s employment. Dr. Foley will participate in the Company’s short-term incentive plan (“STI”) with a target amount of 75% of his base salary; 25% of Dr. Foley’s STI bonus, will be paid in shares of time vesting restricted stock. If Dr. Foley’s employment is terminated without cause in 2017, he will be paid the balance of his 2017 base salary. Additionally, if Dr. Foley’s employment is terminated without cause on or after August 1, 2017 or if he is employed as of December 31, 2017, Dr. Foley will be paid not less than 50% of his pro-rated STI bonus.

The foregoing description of the terms of Dr. Foley’s employment does not purport to be complete and is qualified in its entirety by reference to the complete text of Dr. Foley’s offer letter which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2017 to be filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	PAR Technology Corporation Press Release dated April 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: April 13, 2017	/s/Bryan A. Menar
Bryan A. Menar
Chief Financial Officer